SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 24, 1997

                             Washington Mutual, Inc.
             (Exact Name of Registrant as specified in its charter)

         Washington                0-25188                91-1653725
(State or Other Jurisdiction (Commission File Number) IRS Identification No.
     of Incorporation)

                  1201 Third Avenue, Seattle, Washington 98101
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                Address of Principal Executive Office Postal Code

                                  206-461-2000
                Registrant's telephone number including area code


     Item 5. Other Events

     Registrant has announced that on November 1, 1997, it will redeem all of the outstanding Depositary Shares, each of which represents a one-tenth interest in one share of Registrant's 8.30% Cumulative Preferred Stock, Series F, at a redemption price of $25.00 per Depositary Share, plus accrued but unpaid dividends thereon to and including November 1, 1997 (see attached press release).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WASHINGTON MUTUAL, INC.


Date:  September 24, 1997     By:      /s/ Marc R. Kittner
                                       Marc R. Kittner, Senior Vice President
                                        and Deputy General Counsel